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                                                               EXHIBIT EX-99.p.7





                                 BUSINESS ETHICS
                                       FOR
              CIGNA RETIREMENT & INVESTMENT SERVICES ASSOCIATES OF:

                      TIMESSQUARE CAPITAL MANAGEMENT, INC.
                                    ("TSCM")

                             CIGNA INVESTMENTS, INC.
                                     ("CII")

                        GLOBAL PORTFOLIO STRATEGIES, INC.
                                     ("GPS")

                  CIGNA INTERNATIONAL INVESTMENT ADVISORS, LTD.
                                    ("CIIAL")

                   CIGNA INTERNATIONAL INVESTMENT ADVISORS, KK
                                   ("CIIAKK")

                                       AND

                                CIGNA FUNDS GROUP
                         CIGNA INSTITUTIONAL FUNDS GROUP
                          CIGNA VARIABLE PRODUCTS GROUP
                            CIGNA HIGH INCOME SHARES
                        CIGNA INVESTMENT SECURITIES, INC.
                           (COLLECTIVELY, THE "FUNDS")


                                                                    OCTOBER 2002
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                                 BUSINESS ETHICS

                                  INTRODUCTION

I.       Statement of General Principles

         The Business Ethics are based on the principle that the employees, officers and directors of Covered Companies owe a fiduciary duty to all Clients to conduct their personal securities transactions and other activities in a manner which does not interfere with investment transactions or otherwise take unfair advantage of their relationship to Clients. All employees must adhere to this general principle as well as comply with the specific provisions set forth herein. It bears emphasis that technical compliance with these provisions will not automatically insulate from scrutiny transactions and activities that show a pattern of compromise or abuse of the individual's fiduciary duties to Clients. Accordingly, all employees, officers and directors must seek to avoid any actual or potential conflicts between their personal interests and the interest of our Clients. In sum, all employees, officers and directors shall place the interests of our Clients before our personal interests.

         The purpose of the Business Ethics is to establish procedures consistent with the Investment Advisers Act of 1940, Investment Company Act of 1940, and Securities Exchange Act of 1934. Accordingly, no Access Person or Non-Access Person shall --

         1.       Employ any device, scheme or artifice to defraud;

         2. Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any person; or

         4.       Engage in any manipulative practice.

         These Business Ethics are designed to supplement the Business Ethics and Practices adopted by CIGNA Corporation, which apply to all employees of CIGNA Corporation and its affiliates. CIGNA Retirement & Investment Services Associates must comply with the Business Ethics and Practices of CIGNA Corporation as well as the Business Ethics for CIGNA Retirement & Investment Services Associates. Violations of the Business Ethics and Practices of CIGNA Corporation must be reported to the CIGNA General Auditor.



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         Supervisors at every level are responsible for seeing that their employees understand these Business Ethics. Supervisors should encourage employees to discuss questions of business ethics or practices at any time they arise and to surface potential questions before any action is taken in order to prevent problems from developing.

II.      General Definitions

         Access Persons:                    Any director, officer, general
                                            partner, or "Advisory Person" of
                                            TSCM or the Funds, except for those
                                            directors or trustees of the Funds
                                            who are unaffiliated with CIGNA
                                            Corporation or its affiliates.

         Advisory Persons:                  A subset of Access Persons. Any
                                            CIGNA Retirement & Investment
                                            Services (Investments) Associates
                                            whose functions or duties relate to
                                            the determination of recommendations
                                            to purchase, sell, or hold Covered
                                            Securities for an investment company
                                            registered under the Investment
                                            Company Act of 1940; those
                                            individuals, who in connection with
                                            his/her regular duties, obtain any
                                            information concerning such
                                            publicly-traded Covered Securities
                                            being recommended for purchase, sale
                                            or hold.

                                            With respect to the Funds, any CIGNA
                                            Retirement & Investment Services
                                            (Investments) Associate who, in
                                            connection with his or her regular
                                            functions or duties, makes,
                                            participates in, or obtains
                                            information regarding
                                            recommendations for the purchase or
                                            sale of Covered Securities by a
                                            Fund, and any natural person in a
                                            control relationship to a Fund or
                                            TSCM who obtains information
                                            concerning recommendations made to a
                                            Fund with regard to the purchase or
                                            sale of Covered Securities by a
                                            Fund.

         Associate:                         Any employee of CIGNA Corporation or
                                            any of its affiliates assigned to
                                            the Investments area of the
                                            Retirement & Investment Services
                                            Division.

         Beneficial Ownership:              Generally, employees will be deemed
                                            to have ownership of Covered
                                            Securities in the accounts of their
                                            spouses, dependent relatives,
                                            members of the same household,
                                            trustee and custodial accounts or
                                            any other account in which they have
                                            a financial interest or over which
                                            they have investment discretion. See
                                            Exhibit A for expanded discussion.

         Chief Compliance Officer:          Timothy F. Roberts is the Chief
                                            Compliance Officer for Covered
                                            Companies.



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         CIGNA Securities:                  Securities issued or sponsored by
                                            CIGNA Corporation or its affiliates.

         Client: Any corporate, advisory, investment company or other account managed by, or as to which investment advice is given by, a Covered Company.

         Covered Companies:                 TimesSquare Capital Management, Inc.
                                            (TSCM)
                                            CIGNA Investments, Inc. (CII)
                                            Global Portfolio Strategies, Inc.
                                            (GPS)
                                            CIGNA International Investment
                                            Advisors, Ltd. (CIIAL)
                                            CIGNA International Investment
                                            Advisors, KK (CIIAKK)
                                            "The Funds"

         Covered Securities:                Any note, stock, treasury stock,
                                            bond, debenture, evidence of
                                            indebtedness, certificate of
                                            interest or participation in any
                                            profit-sharing agreement, shares of
                                            closed-end mutual funds,
                                            collateral-trust certificate,
                                            preorganization certificate or
                                            subscription, transferable share,
                                            investment contract, voting-trust
                                            certificate, certificate of deposit
                                            for a security, fractional undivided
                                            interest in oil and gas, or other
                                            mineral rights, any put, call,
                                            straddle, option, or privilege on
                                            any security, non-bank certificate
                                            of deposit, or any group or index of
                                            securities (including any interest
                                            therein or based on the value
                                            thereof), or any put, call,
                                            straddle, option, or privilege
                                            entered into a national securities
                                            exchange relating to foreign
                                            currency, or, in general, any
                                            interest or instrument commonly
                                            known as a "security".

                                            "Covered Securities" do not include
                                            - direct obligations issued by the
                                            Government of the United States;
                                            bankers' acceptances; bank
                                            certificates of deposit; commercial
                                            paper and high quality short-term
                                            debt instruments, including
                                            repurchase agreements; or shares of
                                            a registered open-end investment
                                            company.

         Equivalent Covered
         Securities:                        Equivalent Covered Security is one
                                            that has substantial economic
                                            relationship to another Covered
                                            Security. This would include, among
                                            other things, (1) a Covered Security
                                            that is convertible into another
                                            Covered Security, (2) with respect
                                            to an equity Covered Security, a
                                            Covered



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                                            Security having the same issuer
                                            (including a private issue by the
                                            same issuer) and any derivative,
                                            option or warrant relating to that
                                            Covered Security and (3) with
                                            respect to a fixed-income Covered
                                            Security, a Covered Security having
                                            the same issuer, maturity, coupon
                                            and rating, any derivative, option
                                            or warrant relating to that Covered
                                            Security.

         Investment Personnel:              Portfolio Managers and any other
                                            Advisory Persons who provide
                                            investment information and/or advice
                                            to the Portfolio Managers and/or
                                            help execute the Portfolio Manager's
                                            investment decision. Investment
                                            Personnel include research analysts,
                                            traders, and their assistants.

         Material, Non-Public
         Information:                       As a general guideline, information
                                            is material if it might reasonably
                                            be expected to affect the market
                                            value of Covered Securities or
                                            influence investor decisions to buy,
                                            sell or hold Covered Securities.
                                            Information is nonpublic if it is
                                            not generally available to the
                                            investing community.

         Non-Access Persons:                CIGNA Retirement & Investment
                                            Services Associates (Investments)
                                            who are not designated as Access
                                            Persons.

         Personal Covered
         Security Transactions:             Any personal purchase or sale of a
                                            Covered Security on behalf of an
                                            account(s) in which an Access Person
                                            or Non-Access Person has direct or
                                            Beneficial Ownership.

         Portfolio Managers:                Investment Personnel who have the
                                            direct responsibility and authority
                                            to make investment decisions for a
                                            Client.

         Purchase or Sale:                  Any contract or agreement, including
                                            the writing of an option, to
                                            purchase or sell a Covered Security.

         The Funds                          CIGNA Funds Group
                                            CIGNA Institutional Funds Group
                                            CIGNA Variable Products Group
                                            CIGNA High Income Shares
                                            CIGNA Investment Securities, Inc.

III.     A.       Applicability

                  The Business Ethics apply to all CIGNA Retirement & Investment Services



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                  Associates (Investments), including part-time employees.
                  Temporary personnel and consultants are subject to the same provisions of this policy as full-time employees.

         B.       Dissemination and Acknowledgment of the Business Ethics

                  The following procedures pertain to dissemination and acknowledgment of receipt of the Business Ethics.

                  A. The Chief Compliance Officer and each designated Compliance Officer in Tokyo and London oversee the dissemination and affirmation of the Business Ethics to those persons for whom he or she is responsible. Currently the Compliance Officers are as follows:

                              Chief Compliance Officer            Tim Roberts
                              Compliance Officer (London)         Flora Kong
                              Compliance Officer (Tokyo)          Fumi Kaji

                  B. Human Resources ensures that each new full and part-time employee of Covered Companies receives, upon employment, a copy of the Business Ethics and the Affirmation/Disclosure Statement. The employee sends the executed Affirmation/Disclosure Statement to the Compliance Department.

                          Hiring managers are responsible for assuring temporary personnel and consultants receive a copy of the Business Ethics and execute the Affirmation/Disclosure Statement.

                  C. Access Persons and Non-Access Persons are required to certify at least annually using the Affirmation/Disclosure Statement that:

                             (i) they have read and understood the Business Ethics;

                            (ii) they recognize that they are subject to the Business Ethics;

                           (iii) they have complied with the requirements of the Business Ethics;

                            (iv) they have disclosed or reported all Personal Covered Securities Transactions required to be disclosed or reported pursuant to the requirements of the Business Ethics.



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IV.      Prohibited and Restricted Personal Covered Securities Transactions by
         Advisory Persons, Other Access Persons, and Non-Access Persons

         A.       Initial Public Offerings

                  No Advisory Person may acquire any Covered Securities (equity or fixed income) in an initial public offering. However, there may be circumstances where investments may be permitted, if they do not represent conflict of interest, or even the appearance of a conflict of interest. An example is shares issued by mutual banks and insurance companies that specifically allocate shares to existing customers. Consult with the Chief Compliance Officer.

                  All NASD Registered Representatives are reminded to also consult the CIGNA Financial Services, Inc. compliance manual prior to acquiring any IPO.

         B.       Private Placements

                  Access Person and Non-Access Persons may not acquire any private placement security without express prior approval by Compliance or CR&IS Law.

                  (i) Such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to the Access Person or Non-Access Person by virtue of his or her position with a Client.

                  (ii) Access Persons and Non-Access Persons who have been authorized to acquire a private placement security must disclose that investment to the Chief Investment Officer (including his or her designee) and the Compliance Department when the Access Person or Non-Access Person plays a part in any subsequent consideration of an investment by a Client in the issuer of the private placement. In such circumstances, a decision to purchase securities of the issuer for a Client will be subject to an independent review by appropriate personnel with no personal interest in the issuer.

         C.       Blackout Periods

                  Except as provided in Section F below,

                  (i) Advisory Persons are prohibited from executing a transaction in a Covered Security on any day during which any Client for which a Covered Company provides investment advice has a pending "buy" or "sell" order in the same or an equivalent Covered Security and until such time as that order is executed or withdrawn.



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                           All CIGNA Retirement & Investment Services
                           (Investments) Associates are prohibited from executing a transaction in a Covered Security on any day that they have knowledge that any Client has a pending "buy" or "sell" order in the same or an equivalent Covered Security and until such time as that order is executed or withdrawn.

                           A "pending 'buy' or 'sell' order" exists when a decision to purchase or sell a Covered Security has been made.

                  (ii) Investment Personnel are prohibited from buying or selling a Covered Security within seven calendar days before or after a Client which they manage trades in the same or an equivalent Covered Security.

                  (iii) If trades are effected during the proscribed period, any profits realized on such trades may be required to be disgorged to a charity approved by the Chief Compliance Officer.

         D.       Short-Term Trading Profits

                  Except as provided in Section F below, Advisory Persons are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent Covered Security within any 60 calendar day period. The 60-day period is determined on the last in, first-out basis. If trades are effected during the proscribed period, any profits realized on such trades may be required to be disgorged to a charity approved by the Chief Compliance Officer. Transactions resulting in breakeven or losses are not subject to the 60 day prohibition.

         E.       Preclearance

                  Except as provided in Section F below, Advisory Persons must preclear all personal Covered Securities transactions with the Compliance Department. See form in Exhibit B. Other forms of preclearance documentation are acceptable, such as e-mail.

                  All precleared orders must be executed by the end of the calendar day preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

                  The provisions of this Section prohibit all Advisory Persons from entering limit orders in their personal accounts unless their broker-dealer is further instructed that the order is only good until the end of that calendar day. The provisions of this Section prohibit all Advisory Persons from entering good-till-cancel orders in their personal accounts.

                  Advisory Persons are permitted to execute trades on-line. However, trades




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                  entered on-line after the close of business will not be
                  executed until the following business day. Therefore, the employee must provide backup documentation to the Compliance Department evidencing the entry date of the transaction (which should coincide with the date of the pre-clearance).

         F.       Exempted Transactions

                  1. The following transactions will be exempt from the provisions of Preclearance, Blackout Periods, and Short-Term Trading Profits above:

                           (a) Purchases or sales of Covered Securities effected in any personal account over which the Advisory Person has no direct or indirect influence or control or in any account of the Advisory Person which is managed on a discretionary basis by a person other than such Advisory Person and with respect to which such Advisory Person does not in fact influence or control such transactions.

                           (b) Purchases or sales of Covered Securities which are non-volitional on the part of the Advisory Person.

                           (c) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (this exception does not apply to optional cash purchases or to the decision to begin or stop participating in a DRIP);

                  2. The prohibitions of Section IV(C)(i) and (ii) (Blackout Periods) - except for Portfolio Managers with respect to activity in a Client they manage - and IV(D) (Short-Term Trading Profits) will not apply to the following (but preclearances will still be required):

                           (a) "De minimis" Transactions - Any equity Covered Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if (i) the Advisory Person has no prior knowledge of activity in such security by a Client, (ii) the issuer is listed on a major securities exchange (including, but not limited to NYSE and AMEX) or the NASDAQ National Market and has a market capitalization (outstanding shares multiplied by the current price per share) greater than $2 billion (or a corresponding market capitalization in foreign markets), and (iii) TSCM-managed portfolios in the aggregate own less than 1% of the outstanding equity shares of the issuer.

                           (b)      Any fixed income Covered Securities
                                    transaction, or series of related
                                    transactions effected over a 30 calendar day period,




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                                    involving 100 units ($100,000 principal
                                    amount) or less in the aggregate, if the Advisory Person has no prior knowledge of transactions in such securities by a Client.

                           (c) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

                           (d) Purchases or sales of Covered Securities which receive the prior approval of the Chief Compliance Officer (such person having no personal interest in such purchases or sales), based on a determination that no abuse is involved and that such purchases and sales are not likely to have any economic impact on a Client or on its ability to purchase or sell Covered Securities of the same class or other Covered Securities of the same issuer.

                  3. The prohibitions of Section IV(C)(i) and (ii) (Blackout Periods) and IV(D) (Short-Term Trading Profits) do not apply to the following. Preclearances are not required:

                           (a) Any transaction in index securities (e.g. NASDAQ 100 - QQQ), including options thereon, effected on a broad-based index. Individual securities included in an index are not covered by this exception.

V. Opening and Maintaining Broker-Dealer Accounts by Access Persons and Advisory Persons

         Access Persons must disclose all broker-dealer accounts in which there is direct or Beneficial Ownership to the Compliance Department. When opening new accounts, notify the Compliance Department prior to effecting any trades in the new account(s).

         In addition, Advisory Persons must supply the Compliance Department with a written statement to be sent to the broker-dealer(s) authorizing the broker-dealer to send duplicate copies of transaction confirmations and periodic statements for all accounts directly to the Compliance Department.

         Access Persons must notify the Compliance Department when broker-dealer account ownership changes occur and when accounts are closed.

VI.      Reporting of Personal Covered Securities Transactions and Post-Trade
         Review

         A. Advisory Persons are required to direct their broker-dealers to supply to the Compliance Department, on a timely basis, duplicate copies of confirmations of all Personal Covered Securities Transactions and copies of periodic statements




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                  for all accounts in which the Advisory Person has a direct or
                  Beneficial Ownership interest. Compliance with this Business Ethics requirement will be deemed to satisfy the transaction reporting requirements imposed by securities laws. But any transactions in Covered Securities not executed through a broker-dealer must be reported quarterly to the Compliance Department within 10 calendar days of the end of the quarter using the form in Exhibit C. Compliance will e-mail you the form upon request. You may e-mail the completed form to Compliance.

         B. Other Access Persons, i.e. those officers and directors who are not also designated as Advisory Persons and whose broker-dealers do not send duplicate confirmations and periodic statements to Compliance, and Non-Access Persons must report transactions in Covered Securities quarterly within 10 calendar days of the end of the quarter using the form in Exhibit C. Compliance will e-mail you the form at quarter end. You may e-mail the completed form to Compliance.

                  Other Access Persons and Non-Access Persons may elect to satisfy the transaction reporting requirement by authorizing their broker-dealers to send duplicate confirmations or periodic statements for all accounts in which there is direct or Beneficial Ownership directly to Compliance. Call Compliance for a form letter we ask you to sign. We will send it to the broker-dealer(s) for you. Note that transactions not effected through broker-dealers must be reported separately.

         C. The Chief Compliance Officer will periodically review the personal investment activity of all Access Persons.

         D. International. The Compliance Officers in Tokyo and London are responsible for reviewing the reports of personal securities transactions. Such review shall relate only to Covered Securities traded in those offices. During due diligence reviews of Tokyo and London, the Chief Compliance Officer will review personal trading activity.

         E.       CIGNA Securities  -  See Exhibit E.

VII. Disclosure of Personal Holdings of Covered Securities Required for Access Persons

         Within 10 calendar days of employment as, or designation as, an Access Person, and thereafter on an annual basis, all Access Persons must disclose all personal Covered Securities holdings in which the Access Person has direct or Beneficial Ownership.

         A. Compliance with the annual disclosure requirement may be satisfied by periodic broker-dealers' confirmations and statements sent directly to the Compliance Department provided that you confirm annually, in writing (which may be




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                  electronic), that you have provided Compliance with an
                  accurate record of information required to be disclosed in the annual holdings report. At year end, Compliance will send you a reminder and a statement to review and use for your confirmation.

                  Note that Covered Securities not included in broker-dealers' reports must be reported separately to the Compliance Department. Use the form in Exhibit D. Compliance will e-mail you the report form upon request.

         B. Access Persons whose broker-dealers do not send duplicate confirms and periodic statements to Compliance are required to report all personal Covered Securities holdings using the form in Exhibit D. Compliance will e-mail you the form. You can e-mail the completed form back to Compliance.

         C.       CIGNA Securities  -  See Exhibit E.

VIII.    Prohibitions Against Transactions Based on Material, Nonpublic
         Information

         No Access Person or Non-Access Person will cause a purchase or sale of a Covered Security to be made for a Client or a personal account while in possession of material, nonpublic information with respect to the issuer of such Covered Security. You must be careful to avoid any impropriety, or even the appearance of an impropriety, in all investment transactions.

         A. Communications. At all times, Access and Non-Access Persons must be aware that any information which is considered or suspected to be material and/or nonpublic should not be disclosed to anyone who does not have a business need to know such information, and any recipient of such information must be made aware that the information is material and nonpublic.

         B. Files. Release of any materials which may contain material, nonpublic information (or conclusions or opinions based thereon) is only allowed on a need-to-know basis.

         C. Other Disclosures. Access Persons and Non-Access Persons should also exercise diligence in other areas where the possibility exists that material, nonpublic information may be inadvertently disclosed to anyone who does not have a need to know. For example, documents should not be left in conference rooms, or on copy or fax machines. Care should be taken to properly file or discard documents.

         D.       Restricted List. Refer to the Policy and Procedures Manual,
                  Part V, Section 12. You may use this link,


                  http://home.retire.cigna.com/investment_management/compliance_
                  manual_investments/PartVText.htm#Material



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IX.      Transactions in Securities Issued or Sponsored by CIGNA Corporation or
         its Affiliates

         Transactions in CIGNA Securities by CIGNA employees, which include all employees of Covered Companies, through personal broker-dealer accounts in which they have direct or Beneficial Ownership, through their 401(K) Plans, through the exercise and/or simultaneous sale of stock options, or as a result of the sale of restricted stock are governed by the Policy Statement for Transactions in CIGNA Securities contained in the CIGNA Corporate Policy. Refer to http://home.cigna.com/old/understa/doing and http://home.cigna.com/old/understa/index.html

         See Exhibit E for an expanded discussion of procedures, including reporting requirements, pertaining to CIGNA Securities.

X.       Gifts

         A. Access Persons and Non-Access Persons and household members thereof are prohibited from receiving any gift, or any series of gifts within a calendar year, of more than $100 in value from any person or entity that does business with a Covered Company or on behalf of a Client. Occasional business meals or entertainment (theatrical or sporting events, etc.) are not defined as "gifts" and are permitted so long as they are not excessive in number or cost and the host is present at the event.

                  Gifts include prizes sponsored by or paid for by broker-dealers, investment bankers, correspondents, and other intermediaries, or investments of any amount, as well as any other property, service or thing of value (such as tickets, admission or entrance fees, meals, entertainment, transportation or lodging). Receipt of gifts in the form of cash, checks, gift certificates is prohibited.

         B. In general, Covered Companies will be responsible for all business travel expenses incurred by its employees which are consistent with corporate travel policy. As a matter of policy, Covered Companies do not allow sponsors of trips who are broker-dealers or issuers of Covered Securities, or other investable assets, to pay for travel or lodging expenses for our employees.

                  Exceptions to this policy can be granted by the Chief Compliance Officer if the trip sponsor arranges for group travel or lodging which is not available through normal commercial channels for the convenience of the group (e.g. charter flights) or is a de minimis expense to the sponsor because of the nature of its business (e.g. airline or hotel companies). In both of these cases, it should be clear that the sponsor is paying for reasons of convenience rather than to curry favor.



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XI.      Real Estate Transactions

         Access Persons and Non-Access Persons shall refrain from engaging in the real estate business, the development of real estate or from serving as consultant to others in such activities, unless approved by Covered Companies' management on the basis that the activity will not present a conflict of interest.

XII.     Corporate Directorships and Other Business Relationships

         In order that even the appearance of impropriety be avoided, it is important that CIGNA Retirement & Investment Services Associates not be involved in investment decisions which relate to other business enterprises of which they are "insiders." For purposes of this policy, a person is an "insider" of a business enterprise if he or she is one of its directors or officers, or otherwise has a confidential relationship with it, or has a beneficial ownership of 1% of its voting stock. A regulated investment company is not a business enterprise for this purpose.

         CIGNA Retirement & Investment Services Associates should make written disclosure of any insider relationships to the Compliance Department. No new insider relationships should be accepted without the written approval of the President of CIGNA Retirement & Investment Services and, if required by CIGNA Corporation policy, by the Corporate Secretary of CIGNA Corporation. New beneficial ownership in excess of 1% of voting stock resulting from non-volitional actions should be reported in the annual disclosure of insider relationships. (See the CIGNA Corporation policy on "Outside Board and Officerships" in the CIGNA Corporate Policy and Procedure Manual). Refer to http://home.cigna.com/old/understa/doing and http://home.cigna.com/old/understa/index.html The continuation of any insider relationship is at the discretion of the President of CIGNA Retirement & Investment Services and the Corporate Secretary of CIGNA Corporation and is to be terminated upon request.

XIII.    Investigations

         The Chief Compliance Officer will make a determination from the reports of Covered Securities personal transactions, the annual Affirmation/Disclosure Statements, and from any other situations brought to his attention, or of which he is aware, whether a violation or possible violation, of these Business Ethics has occurred. The Chief Compliance Officer will thoroughly investigate each violation or possible violation. Such investigative procedures shall include notification to the appropriate member of the Senior Leadership Team and to the CR&IS Law Department of the violation or possible violation, and discussion of the violation or possible violation with the individual to determine whether the procedures set forth in the Business Ethics section of the Policy and Procedures Manual were followed. Each investigation will be properly documented, including the name of the individual, the date of the investigation, identification of the violation or possible violation, and a summary of the disposition. The file kept on such investigation shall include all underlying records.

         The Chief Compliance Officer will report his findings in writing to the appropriate member of the Senior Leadership Team, CIGNA Internal Audit Department, and to the CR&IS Law Department. The decision as to whether a violation has occurred will be subject to review by the Chief Compliance Officer, the appropriate member of the Senior Leadership Team, and the CR&IS Law Department.

                                                                       EXHIBIT A

                       EXPLANATION OF BENEFICIAL OWNERSHIP


You are considered to have "Beneficial Ownership" of Covered Securities if you have or share a direct or indirect "Pecuniary Interest" in the Covered Securities.

You have a "Pecuniary Interest" in Covered Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Covered Securities.

The following are examples of an indirect Pecuniary Interest in Covered
Securities:

1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Covered Securities will not provide you with any economic benefit.

         "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2. Your interest as a general partner in Covered Securities held by a general or limited partnership.

3. Your interest as a manager-member in the Covered Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Covered Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Covered Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Covered Securities held by a trust:

1. Your ownership of Covered Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.       Your ownership of a vested interest in a trust.

3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

                                                                       EXHIBIT B

                                  PRECLEARANCE
                    PERSONAL COVERED SECURITIES TRANSACTIONS

NAME:
     ---------------------------------------------------------------------------

DATE:
     ---------------------------------------------------------------------------

TIME:
     ---------------------------------------------------------------------------

NAME OF SECURITY:
                 ---------------------------------------------------------------

O IF THE REQUEST IS TO PURCHASE (SELL), HAS THIS SECURITY BEEN SOLD OR (PURCHASED) BY THIS INDIVIDUAL WITHIN THE PAST 60 CALENDAR DAYS? YES, NO, DE MINIMIS, OR EXPLAIN EXCEPTION.

O DOES ANY CLIENT PORTFOLIO HAVE A PENDING "BUY" OR "SELL" ORDER IN THE SAME OR EQUIVALENT COVERED SECURITY? YES, NO, DE MINIMIS, OR EXPLAIN EXCEPTION.

O IF THE REQUEST IS MADE BY INVESTMENT PERSONNEL, HAS A PORTFOLIO PURCHASED OR SOLD THIS SECURITY WITHIN THE PAST SEVEN CALENDAR DAYS OR IS A TRANSACTION CURRENTLY ANTICIPATED WITHIN THE NEXT SEVEN CALENDAR DAYS? YES, NO, DE MINIMIS, NOT APPLICABLE AS RELATIVE TO THE SECURITIES TO BE PURCHASED/SOLD, THIS PERSON IS NOT DEFINED AS "INVESTMENT PERSONNEL", OR EXPLAIN OTHER EXCEPTION.

O       IS THIS AN IPO?  YES, NO, OR EXPLAIN EXCEPTION.

O       IS THIS A PRIVATE PLACEMENT?  YES, NO, OR EXPLAIN EXCEPTION.

THIS APPROVAL IS GOOD FOR ________________________ ONLY.
                                   (DATE)

PRECLEARANCE GRANTED BY: _____________________________

                                                                       EXHIBIT C
                   PERSONAL REPORT OF SECURITIES TRANSACTIONS


NAME/ROUTING:                    FOR THE QUARTER ENDING   ________________, 2002

The following is a record of all transaction(s) for a Personal Account in Securities in which I or a family member had, or by reason of which I or a family member acquired or disposed of, a direct or indirect Beneficial Ownership during the month. This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am or a family member is the Beneficial Owner of the Security(ies) listed below. The purchase or sale of shares of unaffiliated, open-end funds, investment of dividends through a dividend reinvestment plan and the purchase or sale of securities which are issued by the Government of the United States, may be omitted.

====================================================================================================================================

                                                                                                               DATE
                                                                                               ------------------------------------
                            Name of                             Number of        Price per                                 Other
   Name of Security   Broker/Dealer/Bank     Account Number    Shares/Units     Share/Unit     Purchased      Sold       (Explain)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

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====================================================================================================================================


[ ]  NONE (check if no reportable transactions)


SIGNATURE:                                   DATE:
          ---------------------------              --------------------------

COMPLIANCE UNIT REVIEW:
                        -------------

                                                                       EXHIBIT D

================================================================================

                      TIMESSQUARE CAPITAL MANAGEMENT, INC.
                  PERSONAL COVERED SECURITY HOLDINGS DISCLOSURE

                      LIST OF ALL COVERED SECURITIES HELD*
                             AS AT DECEMBER 31, 2002

================================================================================

================================================================================

EMPLOYEE NAME: ____________________________   SIGNATURE: _______________________
(PLEASE PRINT)
                                              DATE: ____________________________

====================================================================================================================================

              BROKER-DEALER AND                          DESCRIPTION OF COVERED SECURITY             NUMBER OF SHARES OR
               ACCOUNT NUMBER                                                                        PAR VALUE HELD
====================================================================================================================================


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


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====================================================================================================================================

* Excludes restricted CIGNA Common Stock held by Equiserve/First Chicago Trust Company.

                                                                       EXHIBIT E


                    COMPLIANCE GUIDELINES - CIGNA SECURITIES

Since many of you have asked questions regarding procedures for the approval of and reporting of transactions in CIGNA Securities, especially in your 401(K) Plan, we are providing additional information which should be helpful to you.

As provided in CIGNA's Corporate Policy and Procedure Manual, speculative transactions involving any CIGNA, or CIGNA-sponsored, security are prohibited. Examples include writing or trading any option, or selling "short" any CIGNA, or CIGNA-sponsored, security. Refer to http://home.cigna.com/old/understa/doing and http://home.cigna.com/old/understa/index.html

PRE-CLEARANCE REQUIREMENTS

ADVISORY PERSONS must pre-clear all discretionary transaction in CIGNA Securities executed through a broker-dealer other than Shareholder Services (Equiserve/First Chicago).

401(K) PLAN, EMPLOYEE STOCK OPTIONS AND RESTRICTED STOCK PLANS

It is not necessary to obtain pre-clearance from the Compliance Department to initiate a transaction involving the 401(K) Plan, or Employee Stock Options and Restricted Stock Plans through Shareholder Services (Equiserve/First Chicago). During prescribed Black-Out Periods CIGNA stock transactions in these plans are automatically barred from execution.

Those employees who have been notified by the Corporate Secretary that they are "Restricted Persons" subject to certain trading restrictions in CIGNA Securities, must obtain clearance through the Corporate Secretary's Office.

REPORTING REQUIREMENTS AND PROCEDURES

CIGNA SECURITIES THROUGH YOUR BROKER DEALER

If an Access Person buys or sells CIGNA Securities through their personal broker-dealer, the transaction should be reported in the same manner as a transaction in the stock of any other company.

EMPLOYEE STOCK OPTIONS OR RESTRICTED STOCK PLANS

All discretionary transactions in CIGNA Securities by Access Persons participating in the Employee Stock Options and Restricted Stock Plans are reported directly to the Compliance Department by CIGNA Shareholder Services. You do not need to make a separate report to the Compliance Department.

On an annual basis, year-end holdings are also reported directly to the Compliance Department by CIGNA Shareholder Services. You do not need to make a separate report to the Compliance Department.

NOTE: If the Office of the Corporate Secretary (OCS) has notified you that you are a "Restricted Person" all required information and reports are made available directly to OCS. Compliance does not need to receive this information.



CIGNA STOCK IN THE 401(K) PLAN

Transactions that Access Persons must report:

1. Any change/transfer in investment choices for accumulated balances in your 401(K) which impact the dollar amount invested in the CIGNA Stock Fund.

2. Any increase or decrease in the percent of your future 401(K) contributions that are allocated to the CIGNA Stock Fund.

We emphasize that the above instructions pertain only to the CIGNA Stock Fund. Investment choices in any other funds of the 401(K) Plan are not reportable.